Exhibit 23.2

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 6 on Form S-4 of our report dated April 1, 2024, relating to the consolidated financial statements of Vaso Corporation as of and for the years ended December 31, 2023 and 2022, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ UHY LLP

Sterling Heights Michigan

July 5, 2024